Exhibit 10.1

FIRST MODIFICATION TO PROMISSORY NOTE

THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of December 23, 2013, by and between ROANOKE GAS COMPANY (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit in the maximum principal amount of $7,000,000.00, executed by Borrower and payable to the order of Bank, dated as of March 31, 2013 (the “Note”), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of March 30, 2012, as amended from time to time (the “Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1. The maximum principal amount available under the Note is hereby modified to be Eight Million Dollars ($8,000,000.00).

2. Paragraph (b) items (iii) and (iv) under BORROWING AND REPAYMENT of the Note are hereby deleted in their entirety and the following substituted therefor;

“(iii) $8,000,000.00 from November 23, 2013, up to and including January 24, 2014;

(iv) $6,000,000.00 from January 25, 2014 up to and including February 28, 2014;”

3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification, and Borrower hereby ratifies and confirms all provisions of said Note, including any confession of judgment that may be contained therein. All terms defined in the Note shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

ROANOKE GAS COMPANY		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul W. Nester	By:	/s/ Arnold W. Adkins, Jr.
Name:	Paul W. Nester		Arnold W. Adkins, Jr., Senior Vice President
Title:	VP, Treas. & CFO

By:	/s/ Howard T. Lyon
Name:	Howard T. Lyon
Title:	Asst. Secretary & Asst. Treasurer